INVESTOR CONTACT:
Jeremy Hellman
VP - The Equity Group
jhellman@equityny.com

Alan Snyder
VP, Financial Planning & Investor Relations
630-251-0589
Alan.snyder@titan-intl.com

FOR IMMEDIATE RELEASE
Thursday, February 29, 2024

Titan International, Inc. Acquires Carlstar Group LLC

Nashville, TN – based manufacturer of specialty wheels and tires will further strengthen and diversify Titan’s product portfolio and distribution market channels and make Titan a “one-stop shop” within the specialty wheel and tire space

Transformative addition includes global manufacturing and distribution which will complement and strengthen Titan’s connections to customers around the world

WEST CHICAGO, ILLINOIS, February 29, 2024 - Titan International, Inc. (NYSE: TWI) (“Titan” or the “Company”), a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products, today announced the acquisition of Carlstar Group LLC. (“Carlstar”) for approximately $296 million in a transaction consisting of cash and stock, which closed on February 29, 2024, subject to completion of the wire transfers under the purchase agreement and the issuance of the stock consideration. The transaction price represents a multiple of approximately 4x Carlstar’s FY 2023 adjusted EBITDA of $73 Million and is expected to be immediately accretive to earnings per share and operating margins in 2024.

Carlstar is a global manufacturer and distributor of specialty tires and wheels for a variety of end-market verticals including outdoor power equipment, power sports, trailers, and small to midsize agricultural and construction equipment. Carlstar operates three manufacturing facilities in the US and one in China. Carlstar also internally manages twelve distribution facilities around the world. Carlstar’s global 2023 revenues were approximately $615 million.

Strategic Rationale
•Carlstar brings significant new customer relationships in multiple channels, including leading wholesale distributors, national retailers, commercial servicing dealers, and OEMs.
•Carlstar adds further diversification to Titan’s product portfolio, especially in outdoor power equipment, power sports and high-speed trailers, where Titan does not have a presence.

•The combination of Titan and Carlstar will create what we believe to be the largest pure play specialty tire manufacturer covering commercial and consumer end markets.
•Carlstar expands Titan’s existing wheel/tire assembly capabilities, providing further value for existing and new customers.
•Carlstar adds four manufacturing facilities - Aiken, SC; Jackson and Clinton, TN; and Meizhou, China – along with twelve internally managed distribution centers in North America and Europe.

Transaction Details
•The purchase price was approximately $296 million and consisted of $127 million of cash and $169 million of TWI equity (approximately 11.9 million shares of Titan’s stock based on a volume-weighted average price per share for transactions in Titan common stock for 45 consecutive trading days ending on February 28, 2024 date equal to $14.43), not inclusive of estimated transaction costs of $7 million and subject to certain customary adjustments including a working capital adjustment based on an agreed upon working capital target.
•In order to fund the cash portion of the transaction, Titan entered into a new domestic credit facility, effective February 29, 2024. The new credit facility, with Bank of America as agent, was increased to $225 million (previously $125 million). The credit facility has a five-year term with terms similar to those contained in the previous credit facility, as well as other enhancements to further improve availability within the borrowing base.
•The acquisition multiple is approximately 4x Carlstar’s FY 2023 Adjusted EBITDA and is lower with expected synergies.
•Following the closing of the transaction, Titan’s proforma net debt to Adjusted EBITDA leverage remained at approximately 1.3x of FY 2023 Adjusted EBITDA for the combined company, allowing the Company continued flexibility to pursue its share repurchase program while also prioritizing future debt repayments and growth opportunities.
•Carlstar is majority owned by investment funds affiliated with American Industrial Partners Capital Fund V, LP (“AIP CF V” or “AIP”) and TWI shares owned by affiliates of AIP CF V will be subject to a standard standstill and lock up agreements; in addition one representative from AIP CF V will join our Board of Directors effective as of closing.
•Goldman Sachs & Co. LLC acted as exclusive financial advisor to Titan and Bodman PLC acted as legal advisor.
•UBS investment bank acted as exclusive financial advisor to Carlstar while Sidley Austin LLP and Baker Botts LLP acted as legal advisors.

Paul Reitz, President and Chief Executive Officer, stated, “I am delighted to announce our acquisition of Carlstar, which closed this morning. This is a transformative deal for Titan as it expands our manufacturing and distribution footprint while also further diversifying our product portfolio and key customer relationships, making Titan a “one-stop shop” within the specialty wheel and tire space. Carlstar’s exciting catalogue of products are utilized primarily by consumers, which is a much different market than Ag. In outdoor power equipment and power sports, Carlstar wheels and tires can be found on products such as ATV/UTVs, lawn mowers and golf carts. Their tires can also be found on high-speed trailers where performance is a key differentiator. In the Ag market, Carlstar products are typically found on equipment such as backhoes and small skid-steer units, giving Titan a best in class offering.

I have spent a significant amount of time visiting Carlstar’s plants, and meeting their people, and we can tell you that Carlstar is a well-run business, on a good trajectory, and we expect that success to continue under Titan’s ownership. While there is not a significant overlap in the legacy Titan business and Carlstar from a product and manufacturing capability standpoint, we expect to achieve sizeable commercial and operational synergies, as we combine these organizations. We are looking forward to sharing more specific information with the shareholder community on our expectations for this transaction, and our plans for the expanded Titan, in the coming months.”

Titan Chairman Maurice Taylor, Jr. noted, “I want to congratulate Paul and his entire team on the acquisition of Carlstar, which is a great strategic and financial fit for Titan. Maintaining a best-in-class product portfolio has always been a key focus for Titan and today’s acquisition is consistent with that strategy. I also want to welcome Kim Marvin of AIP to our Board of Directors. Kim and his team at AIP, along with the management team, did an outstanding job growing Carlstar and positioning the business as a market leader.”

Kim Marvin added, “Titan is an ideal fit for Carlstar and I am thrilled to have been invited to join the Board of Directors. During our time at AIP as owners of the business I gained an appreciation for the significant positive momentum that the Carlstar team has created and look forward to further supporting them as part of the Titan family.”

About Titan

Titan International, Inc. (NYSE: TWI) is a leading global manufacturer of off-highway wheels, tires, assemblies, and undercarriage products. Headquartered in West Chicago, Illinois, the Company globally produces a broad range of products to meet the specifications of original equipment manufacturers (OEMs) and aftermarket customers in the agricultural, earthmoving/construction, and consumer markets. For more information, visit www.titan-intl.com.
Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements are covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “would,” “could,” “potential,” “may,” “will,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.'s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to, the effect of geopolitical instability; the effect of a recession on the Company and its customers and suppliers; changes in the Company’s end-user markets into which the Company sells its products as a result of domestic and world economic or regulatory influences or otherwise; changes in the marketplace, including new products and pricing changes by the Company’s competitors; the Company's ability to maintain satisfactory labor relations; unfavorable outcomes of legal proceedings; the Company's ability to comply with current or future regulations applicable to the Company's business and the industry in which it competes or any actions taken or orders issued by regulatory authorities; availability and price of raw materials; levels of operating efficiencies; the effects of the Company's indebtedness and its compliance with the terms thereof; changes in the interest rate environment and their effects on the Company's outstanding indebtedness; unfavorable product liability and warranty claims; actions of domestic and foreign governments, including the imposition of additional tariffs; geopolitical and economic uncertainties relating to the countries in which the Company operates or does business; risks associated with acquisitions, including difficulty in integrating operations and personnel, disruption of ongoing business, and increased expenses; results of investments; the realization of projected synergies; the effects of potential processes to explore various strategic transactions, including potential dispositions; fluctuations in currency translations; risks associated with environmental laws and regulations; risks relating to our manufacturing facilities, including that any of our material facilities may become inoperable; risks relating to financial reporting, internal controls, tax accounting, and information systems; and the other risks and factors detailed in the Company’s periodic reports filed with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those reports. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events, or for any other reason, except as required by law.